AMENDMENT TO STOCK PURCHASE AGREEMENT


     Amendment No. 1 dated June 29th, 1998 to Stock Purchase Agreement ("Amendment No. 1") between LYTTON CORPORATION (the "Company"), PAT CROSSLEY (the "Seller") and TECHDYNE, INC. (the "Buyer") dated July 31, 1997 (the "Agreement").

     WHEREAS, Seller and Buyer are desirous of amending the Agreement as provided for in this Amendment No. 1 relating solely to the extension of the Guarantee of the Buyer with respect to the 300,000 shares of Techdyne common stock, $.01 par value (the "Techdyne Common Stock") issued to Seller as part consideration for the acquisition of the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and agree-ments herein set forth and subject to the terms and conditions hereof, Seller and Buyer, intending to be legally bound, agree as follows:

     1. Section 1.2 (iii), "Buyer Guarantee" is amended to read as follows:

               Seller shall sell on or prior to July 31, 1998 such number of the Techdyne Common Stock as to yield aggregate gross proceeds of no more than $1,300,000. The balance of the Techdyne Common Stock remaining subsequent to such sale ("Remaining Techdyne Common Stock") may be sold at any time thereafter. The Remaining Techdyne Common Stock shall not be less than 150,000 shares of the common stock of Techdyne; and, to the extent that Seller sells more than 150,000 shares of her Techdyne Common Stock to realize all or a portion of the $1,300,000 of aggregate proceeds, then Buyer shall issue to Seller that amount of Buyer's common stock so that the Re-maining Techdyne Common Stock shall be 150,000 shares.

               Notwithstanding anything herein to the contrary, if Seller sells the Remaining Techdyne Common Stock on or prior to July 31, 1999 ("Extended Guarantee Period"), then Buyer will guarantee Seller aggregate gross proceeds of no less than $1,100,000 (the "Guaranteed Amount"). To the extent that Seller sells the Remaining Techdyne Common Stock within the Extended Guarantee Period and receives gross proceeds less than the Guaranteed Amount, Buyer shall as soon as possible but no later than forty-five (45) days from the sale of the Remaining Techdyne Common Stock by Seller, make up the difference between the gross proceeds received by Seller and the Guaranteed Amount, in whole or any combination of, in the discretion of the Buyer, cash and/or additional Techdyne Common Stock.

               Buyer's Guarantee of the Guaranteed Amount terminates upon any of the following events or occurrences:

               1. Seller fails to sell the Remaining Techdyne Common Stock within the Extended Guarantee Period; or

               2. The last sales price per share of the common stock of Techdyne as reported by Nasdaq for a period of twenty
                    (20) trading days in any thirty (30) consecutive trading day period equals at least forty percent (40%) more than the per share price of the

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                    Remaining Techdyne Common Stock ("Per Share Price"),
                    which Per Share Price is determined by dividing the Guaranteed Payment by the Remaining Techdyne Common Stock.

               Should Seller realize a sum greater than the Guaranteed Amount, then Seller shall keep any and all such excess sums.

               Any additional Techdyne Common Stock that may be issued to Seller by Buyer hereunder shall be registered within 120 days of such issuance, and, if not, shall, upon Seller's request, be redeemed by Buyer at the closing price of the Techdyne Common Stock as reported by Nasdaq on the date that redemption is so requested.

     2. All other terms of the Agreement, other than the modified Buyer's Guarantee as provided in this Amendment No. 1, shall remain in full force and effect to the extent as provided in the Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 on June 29th, 1998.

                                     SELLER
                                     PATRICIA ANN CROSSLEY

                                         /s/ Patricia Ann Crossley

                                     By: --------------------------
                                         PATRICIA ANN CROSSLEY


                                     TECHDYNE, INC.

                                         /s/ Thomas K. Langbein

                                     By: --------------------------
                                         THOMAS K. LANGBEIN,
                                         Chief Executive Officer